UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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BancTrust Financial Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BancTrust Financial Group, Inc.

100 Saint Joseph Street

Mobile, Alabama 36602

Telephone 251/431-7800

[LOGO APPEARS HERE]

April 12, 2006

Dear Shareholders,

The 2006 Annual Meeting of BancTrust Financial Group, Inc. will be held at 10:00 a.m. on Thursday, May 11, 2006, at the corporate offices located at 100 Saint Joseph Street, Mobile, Alabama 36602. The directors and officers join me in extending an invitation to you to attend the meeting.

Enclosed are the Secretary’s official Notice of Annual Meeting, a Proxy Statement and a Form of Proxy. Also enclosed is our 2005 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2005.

We hope very much that you will attend the meeting, but whether you plan to attend or not, we would appreciate you signing and returning the enclosed Proxy. Should you attend the meeting in person, the Proxy can be revoked at your request.

We sincerely appreciate your support and cooperation, and we earnestly solicit your continued help during 2006.

We look forward to seeing you on May 11, 2006, in Mobile.

Sincerely,

/s/ W. Bibb Lamar, Jr.
W. Bibb Lamar, Jr.
President and Chief Executive Officer

Enclosures

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of

BancTrust Financial Group, Inc.

NOTICE IS HEREBY GIVEN that, pursuant to call of its Directors, the Annual Meeting of the Shareholders of BancTrust Financial Group, Inc. will be held at 100 Saint Joseph Street, Mobile, Alabama, on May 11, 2006, at 10:00 a.m. CDT for the purpose of considering and voting upon the following matters:

1.	Election of Directors. Election as directors of the fifteen nominees named in the enclosed Proxy Statement.

2.	Other Business. Transaction of such other business as may be brought before the meeting or any adjournment thereof. Management currently knows of no other business to be presented.

Only those Shareholders of record at the close of business on March 17, 2006, will be entitled to notice and to vote at the meeting.

By Order of the Board of Directors,

/s/ F. Michael Johnson
F. Michael Johnson
Executive Vice President, CFO and Secretary

Mobile, Alabama

April 12, 2006.

NOTICE: YOUR PROXY FORM AND RETURN ENVELOPE ARE INSIDE THIS ENVELOPE.

BANCTRUST FINANCIAL GROUP, INC.

100 Saint Joseph Street, Mobile, Alabama 36602

PROXY STATEMENT

Annual Meeting, May 11, 2006, 10:00 a.m. CDT

This Proxy Statement and the enclosed Proxy are first being mailed on or about April 12, 2006 to shareholders of BancTrust Financial Group, Inc. (“BancTrust” or the “Company”) in connection with the solicitation of proxies by the Board of Directors of BancTrust for use at the Annual Meeting of Shareholders on May 11, 2006, to be held at 100 Saint Joseph Street, Mobile, Alabama, and any adjournment thereof.

BancTrust is the parent company and owner of 100% of the stock of BankTrust (the “Mobile Bank”), headquartered in Mobile, Alabama, BancTrust Company (the “Trust Company”), headquartered in Mobile, Alabama, BankTrust of Alabama (the “Eufaula Bank”), headquartered in Eufaula, Alabama and BankTrust (the “Florida Bank”), headquartered in Santa Rosa Beach, Florida.

VOTING SECURITIES

As of the record date, March 17, 2006, there were 11,204,534 shares of BancTrust’s common stock outstanding. Each share is entitled to one vote.

Security Ownership of Directors, Nominees, 5% Shareholders and Officers

As of the record date there were no known 5% shareholders of BancTrust. The following chart reflects the number of shares beneficially owned by (i) each director and nominee of BancTrust; (ii) each executive officer named in the Summary Compensation Table; and (iii) the directors and executive officers of BancTrust as a group.

Name	Number of Shares Owned (1)	Right to Acquire (2)	Total Beneficial Ownership	Percentage of Beneficial Ownership (3)
Stephen G. Crawford	160,600		160,600	1.43%
David C. De Laney	73,200		73,200.65%
Robert M. Dixon, Jr.	19,421		19,421.17%
Greg B. Faison	100,641		100,641.90%
James A. Faulkner	8,306		8,306.07%
Bruce C. Finley, Jr.	20,560	9,500	30,060.27%
Michael D. Fitzhugh	9,050	19,680	28,730.26%
Broox G. Garrett, Jr.(4)	88,137	650	88,787.79%
W. Dwight Harrigan	214,400		214,400	1.91%
James P. Hayes, Jr.	43,233	650	43,883.39%
Clifton C. Inge (5)	38,450	650	39,100.35%
F. Michael Johnson	39,190	23,180	62,370.56%
W. Bibb Lamar, Jr.	72,134	53,830	125,964	1.12%
John H. Lewis, Jr.	24,402		24,402.22%
Harris V. Morrissette (5)	28,565	650	29,215.26%
J. Stephen Nelson	28,692		28,692.26%
Paul D. Owens, Jr.	330,472	650	331,122	2.96%
Dennis A. Wallace	21,644		21,644.19%
Earl H. Weaver (4)	93,493	650	94,143.84%

All directors and executive Officers as a group (19 persons)	1,414,590	110,090	1,524,680	13.48%

(1)	Includes shares for which the named person has sole voting and investment power, has shared voting and investment power or holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes.
(2)	Includes shares that may be acquired upon the exercise of stock options that are or become exercisable within 60 days of the date of this proxy statement.
(3)	For each individual, this percentage is determined by assuming the named person exercises all options which he or she has the right to acquire within 60 days, but that no other persons exercise any options. For the directors and executive officers as a group, this percentage is determined by assuming that each director and executive officer exercises all options which he or she has the right to acquire within 60 days, but that no other persons exercise any options. The calculations are based on 11,204,534 shares of common stock outstanding on March 17, 2006.
(4)	Mr. Garrett and Mr. Weaver are first cousins
(5)	Mr. Inge is Mr. Morrissette’s uncle.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that BancTrust’s directors and executive officers, and persons who own more than ten percent of BancTrust’s common stock, file with the Securities and Exchange Commission reports related to their ownership and changes in ownership of common stock and other equity securities of BancTrust. Management believes, based solely upon information furnished to BancTrust and written representations that no other reports were required, that all persons subject to the reporting requirements of Section 16(a) during 2005 filed the reports on a timely basis except as follows:

Name	Date of Transaction	Number of Shares	Filing Date
Harris V. Morrissette	04/21/2005	280	04/25/2005
Greg B. Faison	05/03/2005	13,239	05/20/2005
John H. Lewis, Jr.	01/25/2005	558	02/25/2005

ELECTION OF DIRECTORS

Number and Term

The Articles of Incorporation of BancTrust provide that the number of directors to be elected at the Annual Meeting will be fixed by resolution of the Board of Directors. The Board has adopted a resolution fixing at fifteen the number of directors to be elected at the 2006 Annual Meeting. The directors so elected will serve a term of one year.

Nominees

The persons named below are the Board’s nominees for election as directors, and each has agreed to serve if elected. All nominees are members of the current BancTrust Board of Directors.

Stephen G. Crawford

A BancTrust director since 1985

Mr. Crawford, age 66, served as General Counsel to BancTrust from July 2003 through December 2004 and has served as Chairman of the Executive Committee since 1992. He is also a member of the Hand Arendall, L.L.C. law firm, Mobile, Alabama, where he has practiced law since 1964. Mr. Crawford has been a director of the Mobile Bank since 1986 and a director of the Trust Company since 1998.

David C. De Laney

A BancTrust director since 1985

Mr. De Laney, age 58, is President of First Small Business Investment Company of Alabama, Mobile, Alabama (a provider of debt and equity financing to small businesses), a position he has held since 1978. Mr. De Laney has been a director of the Mobile Bank since 1986.

Robert M. Dixon, Jr.

A BancTrust director since 2005

Mr. Dixon, age 43, has been President of M.C. Dixon Lumber Company, Inc., Eufaula, Alabama, since 2003. From 1988-2003, Mr. Dixon served as Vice President of M.C. Dixon Lumber Company, Inc. Mr. Dixon has been Chairman of the Board of the Eufaula Bank since January 2005 and a director since 2000.

Greg B. Faison

A BancTrust director since 2004

Mr. Faison, age 58, retired in December 2003 as President and Chief Executive Officer of CommerceSouth, Inc. (bank holding company), a position he held from 1988 through 2003. From 1988 until its merger with BancTrust at the end of 2003, Mr. Faison served as a director of CommerceSouth, Inc., and from 1991 until its purchase by BancTrust in 2003, he served as a director of the Florida Bank.

James A. Faulkner

A BancTrust director since 2004

Mr. Faulkner, age 60, has served since 2000 as a director of Branch Banking & Trust, Co., Winston-Salem, North Carolina and as an advisory director of the Georgia Advisory Board of Branch Banking & Trust, Co. of North Carolina. Previously Mr. Faulkner served as Vice Chairman (2000-2001) and CEO (1997-2000) of Century South Banks, Inc. From 2000 until its merger with BancTrust at the end of 2003, Mr. Faulkner served as a director of CommerceSouth, Inc.

Broox G. Garrett, Jr.

A BancTrust director since 1993

Mr. Garrett, age 57, is an attorney and partner in the law firm of Thompson, Garrett and Hines, L.L.P., Brewton, Alabama, where he has been employed since 1973. Mr. Garrett served as a director of BankTrust of Brewton and its predecessor from 1983 until 2003, when it was merged into the Mobile Bank, and he has served as a director of the Trust Company since 1998.

W. Dwight Harrigan

A BancTrust director since 1997

Mr. Harrigan, age 68, has alternated annually since 1983 as President and Executive Vice President of Scotch Lumber Company, Fulton, Alabama. Mr. Harrigan has also served since 1987 as Chairman of Harrigan Lumber Company, Monroeville, Alabama. Mr. Harrigan served as a director of the Mobile Bank from 1986 until April 2004.

James P. Hayes, Jr.

A BancTrust director since 1993

Mr. Hayes, age 58, is President of the Economic Development Partnership of Alabama, Birmingham, Alabama, a position he has held since August 2002. Mr. Hayes served as Senior Advisor and Executive Secretary to the Governor of the State of Alabama in 2001, as Senior Advisor to the Governor of Alabama and Director of the Alabama Development Office in 2000, and in 1999 as Revenue Commissioner for the State of Alabama. Mr. Hayes served as a director of BankTrust of Brewton and its predecessor from 1985 until it was merged into the Mobile Bank in 2003. Mr. Hayes is also a director of First Commercial Bank, Birmingham, Alabama.

W. Bibb Lamar, Jr.

A BancTrust director since 1989

Mr. Lamar, age 62, has been President, Chief Executive Officer and a director of BancTrust since 1989 and Chairman, since 1998, Chief Executive Officer and a director, since 1989, of the Mobile Bank. Mr. Lamar has also been a director of the Trust Company since 1998. Mr. Lamar served as President of the Mobile Bank from 1989 through 1998.

John H. Lewis, Jr.

A BancTrust director since 2002

Mr. Lewis, age 64, served as President and Chairman of Lewis Communications, Inc., Mobile, Alabama, (full service advertising, marketing and public relations firm), from 1976 until his retirement in 2005. Mr. Lewis currently serves as a consultant for Lewis Communications. Mr. Lewis served as a director of the Mobile Bank from 1993 through April 2004.

Harris V. Morrissette

A BancTrust director since 1997

Mr. Morrissette, age 46, has been president of Marshall Biscuit Company, Inc., Mobile, Alabama (a manufacturer and packager of frozen and specialty food products), since 1994 and has also served as Chairman of Azalea Aviation, Inc. (an airplane fueling and charter company) since 1993. Mr. Morrissette served as a director of the Mobile Bank from 1990 through April 2004. Mr. Morrissette is also a director of the following companies that file reports with the Securities and Exchange Commission: EnergySouth, Inc. and The Williamsburg Investment Trust.

J. Stephen Nelson

A BancTrust director since 1993

Mr. Nelson, age 68, has been Chairman of BancTrust since 1993. He served as a director of BankTrust of Brewton and its predecessor, First National Bank, Brewton, from 1979 until it was merged into the Mobile Bank in 2003. Mr. Nelson served as Chief Executive Officer of BankTrust of Brewton and its predecessor from 1984 through 1998 and as Chairman from 1993 to 2003.

Paul D. Owens, Jr.

A BancTrust director since 1997

Mr. Owens, age 60, is an attorney in the private practice of law in Brewton, Alabama, where he has practiced since 1970. Mr. Owens served as a director of the Mobile Bank from 1986 through April 2004.

Dennis A. Wallace

A BancTrust director since 2004

Mr. Wallace, age 56, has served as Chairman of the Florida Bank since 2000. Mr. Wallace is a licensed realtor with Baywood Realty, Santa Rosa Beach, Florida, a position he has held since 2003. From 1988 through 2000 Mr. Wallace was the owner of South Bay ACE Hardware & Lumber Co., Inc., Santa Rosa Beach, Florida. From 2000 until its merger with BancTrust at the end of 2003, Mr. Wallace served as a director of CommerceSouth, Inc.

Earl H. Weaver

A BancTrust director since 1993

Mr. Weaver, age 67, has been the sole proprietor of Earl H. Weaver Management Services (timber, oil, gas and general management concern) since 1979. Mr. Weaver served as a director of BankTrust of Brewton and its predecessor from 1981 until it was merged into the Mobile Bank in 2003, and he has served since 1998 as a director of the Trust Company.

Although the Board of Directors does not contemplate that any nominee named above will be unavailable for election, if vacancies occur unexpectedly the shares covered by the Proxy will be voted for the Board’s substitute nominees, if any, or in such other manner as the Board of Directors deems advisable.

The Articles of Incorporation and Bylaws of BancTrust permit the Board of Directors, between annual meetings of shareholders, to increase the membership of the Board and to fill any position so created and any vacancy otherwise occurring. They provide that any new director so elected holds office until the next annual shareholders’ meeting.

DIRECTOR COMMITTEES AND ATTENDANCE

The BancTrust Board of Directors held six meetings during 2005. The Board has the following standing committees: Executive, Corporate Governance and Nominating, ALCO (Asset/Liability), Audit and Personnel/Compensation (referred to herein as the Compensation Committee). The Executive Committee (whose members are Messrs. Crawford, Hayes, Inge, Lamar, Morrissette, Nelson, Owens, Wallace and Weaver) between meetings of the Board may exercise all powers of the Board except as limited by the Bylaws and the Alabama Business Corporation Act. There were four meetings of the Executive Committee in 2005. The ALCO Committee (whose members are Messrs. Wallace, De Laney and Lamar) held six meetings during 2005. The Corporate Governance and Nominating Committee (whose members are Messrs. Morrissette, Dixon, Harrigan and Lewis)

was established in January of 2006 and therefore did not meet in 2005. The Compensation Committee (whose members are Messrs. Faulkner, Hayes, Morrissette and Wallace) met twice during 2005. The reports of the Audit Committee and the Compensation Committee are included in this Proxy Statement.

During 2005 James P. Hayes, Jr., due to illness, attended fewer than 75% of the total number of meetings of the Board of Directors of BancTrust and meetings of committees of which he was a member. Two directors attended BancTrust’s 2005 Annual Meeting of Shareholders.

Each bank subsidiary has standing committees composed of directors from their respective Boards. With the exception of the Trust Company, all subsidiaries have a Finance (or Loan), Audit and Compensation Committee. In addition, the Mobile Bank has a Director Nominating Committee and an Executive Committee. The Trust Company has no director committees.

Nominating Committee and Board Composition

The Board of Directors approved and adopted a Corporate Governance and Nominating Committee Charter at its January 2006 meeting. All of the members of this committee meet the requirements for independence set forth in the listing standards of the National Association of Securities Dealers, Inc. A copy of the Corporate Governance and Nominating Committee Charter is attached as Appendix A.

The Corporate Governance and Nominating Committee’s responsibilities include recommending to the Board of Directors the appropriate size of the Board, its structure and operations of the various committees; identifying and reviewing individuals believed to be qualified to become members of the Board; considering matters that relate to the Company’s director retirement policy; recommending Board committee assignments and committee chairs; assisting the Board in its evaluation of the independence of the Company’s directors in accordance with applicable legal and regulatory requirements; developing and recommending to the Board a set of corporate governance policies, practices and guidelines appropriate to the Company and reviewing such policies, practices and guidelines at least annually and recommending changes as necessary; serving as a resource for the Board in addressing any corporate governance issues or matters that may arise; recommending to the Board an evaluation process of the Board, its committees and management, as appropriate; providing the oversight for an annual self evaluation of the Committee; annually reviewing and reassessing the adequacy of the Corporate Governance and Nominating Committee Charter; and performing any other duties or responsibilities expressly delegated to the Committee by the Board of Directors.

In nominating candidates, the Committee considers and assesses issues and factors that the Committee and the Board deem appropriate, including an individual’s integrity, education, business experience, accounting and financial expertise, age, diversity, reputation, civic and community relationships and knowledge and experience in matters impacting financial institutions such as the Company. The Committee will also consider recommendations by the Company’s shareholders of qualified director candidates for possible nomination to the Board. The Company’s Amended and Restated Articles of Incorporation state that shareholder nominations shall be in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Company not less than thirty days nor more than sixty days prior to the date of the meeting at which directors will be elected. Each notice given by a shareholder with respect to nominations for the election of directors shall set forth: (i) the name, age, business address, and if known, residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; and (iii) the number of shares of the stock of the Company which are beneficially owned by each such nominee. In addition, the shareholder making such nomination shall promptly provide any other information reasonably requested by the Company.

The Corporate Governance and Nominating Committee is required to report the information elicited by its activities to the Board of Directors and, where appropriate, its recommendations for action by the Board of Directors at their next meeting subsequent to that of the Committee.

The nominations of the directors standing for re-election at the 2006 annual meeting were based on the unanimous recommendation of the Corporate Governance and Nominating Committee and were unanimously approved by the Board of Directors, including independent directors of the Board. Of BancTrust’s fifteen director nominees, only Messrs. Crawford, Faison, Lamar and Nelson do not meet the requirements for independence as set forth in the listing standards of the National Association of Securities Dealers, Inc.

Report of the Audit Committee

Pursuant to its charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its oversight responsibilities by reviewing the financial information provided to shareholders, the systems of internal controls which management and the Board of Directors have established and the audit process. A copy of the Audit Committee charter is attached to this proxy statement as Appendix B. The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy, a copy of which is attached as Appendix C. The Audit Committee has also adopted procedures for handling complaints regarding accounting or auditing matters, including procedures for the confidential, anonymous submission by employees of related concerns. The Audit Committee met seven times during 2005.

The Audit Committee reviewed and discussed with management the audited financial statements for BancTrust as of and for the year ended December 31, 2005, as well as the representations of management and the opinion of KPMG LLP (BancTrust’s independent auditor) thereon regarding BancTrust’s internal controls over financial reporting required by Section 404 of the Sarbanes Oxley Act. It discussed with BancTrust’s internal auditors and independent auditors the overall scope and plans for their respective audits. It discussed with BancTrust’s internal auditors and KPMG, with and without management present, the results of their examinations, the evaluation of BancTrust’s internal controls, management’s representations regarding internal controls over financial reporting and the overall quality of BancTrust’s financial reporting. It discussed with KPMG the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as adopted by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Audit Committee received and reviewed the written disclosures and the letter from KPMG as required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has considered and discussed with the auditor the auditor’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in BancTrust’s Annual Report on Form 10-K for the year ended December 31, 2005.

In 2005, the Audit Committee was composed of four BancTrust directors, all of whom are listed below. Each committee member met the requirements for independence set forth in the Audit Committee Charter and in the listing standards of the National Association of Securities Dealers, Inc. for the year 2005. The Board of Directors has determined that David C. De Laney possesses the attributes of an “audit committee financial expert” under federal securities laws.

Submitted by,

David C. De Laney, Chairman

James A. Faulkner

Harris V. Morrissette

Earl H. Weaver

Code of Ethics

BancTrust has a Code of Ethics that applies to each director, officer and employee of BancTrust and its affiliates. This Code of Ethics is included as Appendix D to this Proxy Statement. BancTrust will furnish a copy of its Code of Ethics to any person without charge upon request.

EXECUTIVE OFFICERS

The following table reflects certain information concerning the executive officers of BancTrust. Each such officer holds his office(s) until the first meeting of the Board of Directors following the annual meeting of shareholders each year, or until a successor is chosen, subject to removal at any time by the Board of Directors. Except as otherwise indicated, no family relationships exist among the executive officers and directors of BancTrust, and no such officer holds his office(s) by virtue of any arrangement or understanding between him and any other person except the Board of Directors.

Name, Age and Office(s) with BancTrust	Other Positions with BancTrust
J. Stephen Nelson – age 68[1] Chairman (since 1993)	Director (since 1993)

W. Bibb Lamar, Jr. – age 62[2] President and CEO (since 1989)	Director (since 1989)

F. Michael Johnson – age 60[3] CFO, Executive Vice President and Secretary (since 1993)	None

Michael D. Fitzhugh – age 57[4] Executive Vice President (since 2004)	None

Bruce C. Finley, Jr. – age 57[5] Senior Vice President and Senior Loan Officer (since 2004)	None

[1]	Previously: Chairman, 1993-2003, Chief Executive Officer, 1984-2003, and Director, 1979-2003, BankTrust of Brewton, which merged into the Mobile Bank in 2003.
[2]	Chief Executive Officer and Director, since 1989, and Chairman, since 1998, the Mobile Bank; Director, since 1998, the Trust Company; Previously: President, 1989-1998, the Mobile Bank.
[3]	Executive Vice President and Cashier, since 1986, the Mobile Bank.
[4]	President and Chief Executive Officer, since 2005, the Florida Bank: Director, since 1998, the Mobile Bank; Director since 1998, the Trust Company; Previously: President and Chief Operating Officer, 1998-2005, the Mobile Bank.
[5]	Executive Vice President, since 1998, the Mobile Bank; Previously: Senior Loan Officer, 1998-2003, the Mobile Bank.

EXECUTIVE COMPENSATION

Compensation

The table below reflects annual compensation for W. Bibb Lamar, Jr., F. Michael Johnson, Michael D. Fitzhugh and Bruce C. Finley, Jr. for services rendered in 2005, 2004 and 2003 to BancTrust and its subsidiaries, the Mobile Bank and the Florida Bank.

SUMMARY COMPENSATION TABLE

	Annual Compensation[1]			Long Term Compensation Awards
Name and Principal Position	Year	Salary($)	Bonus($)[2]	Restricted Stock Awards($)3-4	Shares Underlying Options/SARs	All Other Compensation($)[5]
W. Bibb Lamar, Jr.	2005	$304,500	$165,161	$117,780	0	$22,493
CEO, President and Director,	2004	290,000	126,672	0	10,000	17,615
BancTrust; CEO, Chairman	2003	250,000	50,000	0	0	14,722
and Director, Mobile Bank;
Director, Trust Company

F. Michael Johnson	2005	$162,650	$66,207	$58,890	0	$17,412
EVP, CFO and Secretary,	2004	155,000	48,639	0	4,000	13,113
BancTrust; EVP, CFO,	2003	136,000	25,000	0	0	9,969
and Secretary, Mobile Bank

Michael D. Fitzhugh	2005	$168,000	$68,947	$58,890	0	$17,466
EVP, BancTrust; CEO,	2004	160,000	41,016	0	4,000	12,597
President and Director,	2003	153,000	10,000	0	0	11,294
Florida Bank; Director,
Trust Company

Bruce C Finley	2005	$126,000	$33,784	$19,630	0	$12,136
Senior Vice President	2004	120,000	0	0	4,000	8,742
and Senior Loan Officer,	2003	105,000	5,000	0	0	7,026
BancTrust; EVP, Mobile Bank

[1]	Although Messrs. Lamar, Johnson, Fitzhugh and Finley each received perquisites and other personal benefits in the years shown, the value of these benefits did not exceed in the aggregate, for any one of them, the lesser of $50,000 or 10% of his salary and bonus in any year.
[2]	Amounts represented were paid by BancTrust, the Mobile Bank or the Florida Bank, as applicable, for all years shown for Messrs. Lamar, Johnson, Fitzhugh and Finley.
[3]	Represents the value of restricted stock on the date of award.
[4]	Value of unvested restricted stock based on the closing market price of BancTrust common stock as of December 31, 2005 for the named executive officers was:

Name	Unvested Shares	Market Value December 31, 2005
W. Bibb Lamar, Jr.	6,000	$120,600
F. Michael Johnson	3,000	60,300
Michael D. Fitzhugh	3,000	60,300
Bruce C. Finley	1,000	20,100

[5]	Represents employer matching and other contributions to the BancTrust Savings and Profit Sharing Plan for all years shown for Messrs. Lamar, Johnson, Fitzhugh and Finley.

Stock Options

BancTrust granted no options during 2005.

The following table includes information with respect to options exercised and unexercised options held by Mr. Lamar, Mr. Johnson, Mr. Fitzhugh and Mr. Finley. All options shown have been adjusted for the 3 for 2 stock split in June 1998.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND

FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)[1]	Number of Shares Underlying Unexercised Options Held at December 31, 2005 (#)	Value of Unexercised In- the-Money Options at December 31, 2005 ($)[2]
W. Bibb Lamar, Jr.	7,500	$76,785	10,080	$88,679
			5,000	41,018
			10,000	44,850
			11,250	48,581
			7,500	84,575
			7,500	83,325
			10,000	28,850

Michael D. Fitzhugh	0	0	5,180	45,571
			1,500	12,305
			5,000
			4,000	17,940
			4,000	11,540

F. Michael Johnson	4,500	46,072	5,180	45,571
			2,000	16,407
			6,000	26,910
			3,000	12,955
			3,000	33,831
			3,000	33,330
			4,000	11,540

Bruce C. Finley, Jr.	4,500	50,301	1,000	8,204
			2,250	9,715
			2,250	25,373
			2,250	24,998
			4,000	11,540

[1]	Value realized based on the average low bid and high ask prices quoted on the Nasdaq Stock Market on the date of trade minus the exercise price.
[2]	Based on the average of the low bid and high ask prices quoted on the Nasdaq National Market on December 31, 2005, minus the exercise price.

Pension Plans

BancTrust maintains a pension plan and certain other long-term compensation plans, as described below.

The following table reflects estimated annual benefits payable under the Retirement Plan for Employees of BancTrust Financial Group, Inc. (the “BancTrust Plan”) in effect as of December 31, 2005, at various salary and years of service levels, assuming retirement at age 65. These benefits apply to all employees hired on or after January 1, 1995, but before January 1, 2003. Participation in the Plan was frozen for employees hired after December 31, 2002. No employees hired or rehired after this date will participate in the Plan.

PENSION PLAN TABLE

Compensation	Years of Credited Service
	10	15	20	25	30	35
$50,000	$5,000	$7,500	$10,000	$12,500	$15,000	$17,500
100,000	10,000	15,000	20,000	25,000	30,000	35,000
150,000	15,000	22,500	30,000	37,500	45,000	52,500
200,000	20,000	30,000	40,000	50,000	60,000	70,000
210,000*	21,000	31,500	42,000	52,500	63,000	73,500
250,000	21,000	31,500	42,000	52,500	63,000	73,500
300,000	21,000	31,500	42,000	52,500	63,000	73,500

*	Maximum Compensation for 2005 under IRC 401(a)(17) is $210,000.

The amounts shown are single life annual benefits computed under the BancTrust Plan’s basic formula. The BancTrust Plan provides generally for a monthly benefit commencing at age 65 equal to one twelfth (1/12) of one percent (1%) of the employee’s average yearly compensation over the five (5) consecutive calendar years during the last ten (10) calendar years when the employee’s compensation was highest, multiplied by years of credited service, not to exceed 40 years. Average yearly compensation is defined as wages, salary, bonus, commissions, overtime and any other special compensation. Alternative plan formulas, which are set forth below and which may apply to certain participants who participated in predecessor pension plans, may result in a greater benefit. Joint and survivor benefits would be less. Social Security benefits do not affect payments made under the BancTrust Plan. As of December 31, 2005, Mr. Lamar was credited with 17 years of service, Mr. Fitzhugh was credited with 7 years of service, Mr. Johnson was credited with 20 years of service, and Mr. Finley was credited with 17 years of service.

Alternate Formulas. Employees employed before January 1, 1995, including Mr. Lamar, Mr. Johnson and Mr. Finley are eligible to receive benefits under whichever of the following alternative pension plans is most advantageous to the employee. Generally, the applicable formula cannot be determined until retirement. The following table reflects estimated annual benefits payable under The Bank of Mobile Pension Plan (the “BOM Plan”) in effect as of December 31, 1994, at various salary and years of service levels, assuming date of birth after 1937 and retirement at age 65.

PENSION PLAN TABLE

Compensation	Years of Credited Service
	10	15	20	25	30	35
$50,000	$7,600	$11,400	$15,200	$19,000	$22,800	$22,800
100,000	15,850	23,775	31,700	39,625	47,550	47,550
150,000	24,100	36,150	48,200	60,250	72,300	72,300
200,000	32,350	48,525	64,700	80,875	97,050	97,050
210,000*	34,000	51,000	68,000	85,000	102,000	102,000
250,000	34,000	51,000	68,000	85,000	102,000	102,000
300,000	34,000	51,000	68,000	85,000	102,000	102,000

*	Maximum Compensation for 2005 under IRC 401(a)(17) is $210,000.

The amounts reflected are single life annual benefits computed under the BOM Plan’s basic formula. The BOM Plan provides generally for a monthly benefit commencing at age 65 equal to 1% of the employee’s average monthly base compensation during the highest 60 consecutive months out of the 120 months preceding retirement, plus .65% of average monthly base compensation in excess of $833.33, multiplied by years of credited service, not to exceed 30 years. Employee’s average monthly base compensation is determined by dividing the annual wages, salary, bonus, commissions, overtime and other special compensation by twelve. Alternative plan formulas, in some situations, might produce a greater benefit. Joint and survivor benefits would be less. Social Security benefits do not affect payments made under the BOM Plan.

The following table reflects estimated annual benefits under the First National Bank Employees’ Pension Plan (the “FNBB Plan”) in effect as of December 31, 1994, at various salary and years of service levels and assumes retirement at age 65.

PENSION PLAN TABLE

Compensation	Years of Credited Service
	10	15	20	25	30	35
$50,000	$7,500	$11,250	$15,000	$18,750	$22,500	$26,250
100,000	15,000	22,500	30,000	37,500	45,000	52,500
150,000	22,500	33,750	45,000	56,250	67,500	78,750
200,000	30,000	45,000	60,000	75,000	90,000	105,000
210,000*	31,500	47,250	63,000	78,750	94,500	110,250
250,000	31,500	47,250	63,000	78,750	94,500	110,250
300,000	31,500	47,250	63,000	78,750	94,500	110,250

*	Maximum Compensation for 2005 under IRC 401(a)(17) is $210,000.

The amounts reflected are single life benefits computed under the FNBB Plan’s basic formula. The FNBB Plan provides generally for an annual benefit commencing at age 65 equal to 1.5% of the final coverage compensation multiplied by years of benefit service. Final coverage compensation is defined as earnings including wages, salary, bonus, commissions, overtime and any other special compensation over the 5 consecutive calendar years out of the last 10 consecutive years that produces the highest average. Joint and survivor benefits would be less.

Mobile Bank Supplemental Plan

The Mobile Bank maintains an unfunded and unsecured Supplemental Retirement Plan designed to supplement the benefits payable under the BancTrust Plan for certain key employees selected by the Mobile Bank’s Board of Directors. Each participant was a participant in a pension plan of another bank prior to his employment by the Mobile Bank, and the Supplemental Plan is designed to afford the participant the same pension he or she would receive under the BancTrust Plan if he or she were given years-of-service credit as if employed by the Mobile Bank for his or her entire banking career, reduced by benefits actually payable to him or her under the BancTrust Plan and any retirement benefit payable to him or her under any plan of another bank. Benefits for total and permanent disability are supplemented in the same manner. Because the Supplemental Plan is intended to complement benefits otherwise available to the participants, the exact amounts to be paid, if any, to any participant, including Mr. Lamar and Mr. Johnson, cannot be determined until retirement or disability. Management does not believe any current expense and any liabilities associated with the Supplemental Plan are material.

Savings and Profit Sharing Plan

We maintain the BancTrust Financial Group, Inc. Employee Savings & Profit Sharing Plan. Subject to certain employment and vesting requirements, all of our personnel are permitted to participate in the plan. An eligible employee may defer up to 75% of his or her pay into the plan, not to exceed the maximum allowed under Section 402(g) of the Internal Revenue Code and not to exceed the maximum allowed under Sections 401(k), 404 and 415. We make a matching contribution as follows: $1.00 for $1.00 on the first 2%, $0.75 for $1.00 on the next 2% and $0.50 for $1.00 on the next 2%. For example, if an employee defers 6% of pay, that employee would receive a 4.5% matching contribution. At the beginning of each year our Board of Directors sets the profit sharing goal, and at the end of the year the Board of Directors determines the amount of the profit sharing contribution to be made. The profit sharing contribution is allocated to each eligible employee based on an individual compensation to total participant compensation ratio.

Change in Control Compensation Agreements

The Mobile Bank has entered into Change in Control Compensation Agreements (the “Agreements”) with Mr. Lamar, Mr. Finley, Mr. Fitzhugh and Mr. Johnson. These Agreements provide that if Mr. Lamar, Mr. Finley, Mr. Fitzhugh or Mr. Johnson is terminated other than for cause (as defined in the Agreements) following a change in control, or if his assigned duties or responsibilities are diminished such that they are inconsistent with his present position, he will be entitled to receive a cash payment equal to three times his average annual earnings (as defined in the Agreements) in the case of Messrs. Lamar and Johnson, one and one-half times his average annual earnings in the case of Mr. Fitzhugh and equal to his average annual earnings in the case of Mr. Finley. Certain other existing employee benefits are also available to Messrs. Lamar, Johnson, Fitzhugh and Finley under the terms of these Agreements for a period after termination of three years for Messrs. Lamar and Johnson, eighteen months after termination for Mr. Fitzhugh and twelve months after termination for Mr. Finley. These Agreements automatically renew each calendar year unless terminated by the Mobile Bank at least 90 days prior to any December 31.

Compensation of Directors

In 2005, BancTrust directors who were not full time employees were paid a $10,300 annual retainer, $750 for each Board meeting attended in person, $375 for each Board meeting attended via teleconference, $400 for each committee meeting attended in person, and $200 for each committee meeting attended via teleconference. Additional fees have at times been paid to committee members for multi-day meetings and the consideration of extraordinary transactions that require considerably more meeting or preparation time than what is usually expected. Audit Committee members were paid a $1,000 fee for a special meeting held in August 2005. Mr. Crawford, Mr. De Laney and Mr. Inge were paid $1,500 for services rendered on an ad-hoc Board Committee formed to address capital issues at the company. In addition, in January 2005, each BancTrust director serving during 2004 was awarded 500 shares of BancTrust common stock in recognition of service during 2004. In 2006, there are no changes to the fees paid to directors. BancTrust directors are also eligible to receive stock options and restricted stock under the Company’s 2001 Incentive Compensation Plan.

BancTrust directors may defer the payment of all or any portion of the cash compensation that would otherwise be payable to the director through participation in BancTrust’s Deferred Compensation Plan. The deferred fees are invested in BancTrust common stock. The director may elect, when his or her service on the board ends, to receive either a lump sum distribution of shares held in the plan or a series of annual or quarterly installment distributions of shares held in the plan over five years. Dividends paid on the shares held for the director are accumulated and reinvested in BancTrust common stock.

Messrs. Crawford, De Laney, Dixon, Garrett, Wallace and Weaver each serve on the Board of Directors of one or more of our subsidiaries. They receive compensation, in varying amounts depending on the subsidiary, for service on subsidiary boards and their committees. In each case, the amounts paid for service are less than the amounts paid for service on the BancTrust Board of Directors. In 2005, these Directors were paid the following amounts for service on subsidiary Boards of Directors and their committees:

Name	Compensation for 2005 Subsidiary Board Service
Stephen G. Crawford	$7,150
David C. De Laney	8,800
Robert M. Dixon, Jr.	5,400
Broox G. Garrett, Jr.	1,800
Dennis A. Wallace	7,400
Earl H. Weaver	1,800

Five Year Total Shareholder Return

The following indexed graph compares BancTrust’s five-year cumulative total shareholder return with the Nasdaq Market Index and with a published peer group industry index, the Regional-Southeast Banks index prepared by Hemscott, Inc., formerly Media General Financial Services, which index is comprised of bank holding companies in the southeast regional section of the United States. The comparison assumes the investment of $100 on December 31, 2000, with dividends reinvested quarterly through December 31, 2005. Returns of each component issuer have been weighted according to that issuer’s market capitalization.

COMPANY/INDEX/MARKET	12/31/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004	12/30/2005
BancTrust Financial Group	100.00	108.67	127.39	190.20	300.27	251.47
Regional-Southeast Banks	100.00	125.76	134.60	171.85	197.60	200.09
NASDAQ Market Index	100.00	79.71	55.60	83.60	90.63	92.62

Equity Compensation Plan Information

The following table sets forth certain information as of December 31, 2005 with respect to BancTrust’s equity compensation plans that provide for the issuance of options, warrants or rights to purchase BancTrust’s securities.

Stock Options Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights[1]	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in the first column)[2]
Equity Compensation Plans Approved by Security Holders	249,000	$14.25	120,400

Equity Compensation Plans Not Approved By Security Holders	N/A	N/A	N/A

Restricted Stock Plan Category	Number of Securities Issued	Weighted-Average Market Value of Shares Issued[3]
Equity Compensation Plans Approved by Security Holders	26,800	$19.78

Equity Compensation Plans Not Approved By Security Holders	N/A	N/A

[1]	Includes shares issuable pursuant to outstanding options under the Company’s 1993 Incentive Compensation Plan and its 2001 Incentive Compensation Plan.
[2]	Represents shares of BancTrust Common Stock which may be issued pursuant to future awards under the 2001 Incentive Compensation Plan.
[3]	Represents the weighted average of the 4:00 p.m. closing bid and ask prices quoted on the Nasdaq Stock Market on the dates of issue.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee members are Messrs. Faulkner, Hayes, Morrissette and Wallace. Members of the Executive Committee, which served as the Compensation Committee for one meeting in 2005, are Messrs. Crawford, Hayes, Inge, Lamar, Morrissette, Nelson and Owens.

Stephen G. Crawford, a member of the Executive Committee, is a member of the Hand Arendall, L.L.C. law firm, which serves as counsel for BancTrust, the Mobile Bank and the Trust Company. Mr. Crawford was an employee of BancTrust from August 2003 until December 31, 2004 and served as its General Counsel. Mr. Lamar and Mr. Nelson also serve on the Executive Committee. Other than when the Executive Committee served as the Personnel Committee and other than Mr. Crawford, Mr. Lamar and Mr. Nelson, no officer or employee of BancTrust or any of its subsidiaries is or has been a member of the Compensation Committee.

Report of Compensation Committee of the Board of Directors

The Executive Committee met, and the Compensation Committee now meets, regularly for the purpose of reviewing and making decisions with regard to executive compensation, including qualified and non-qualified employee benefit plans, both short term and long term. The Company’s goal is to retain, attract and motivate the best possible banking talent and to provide to its key executive officers competitive compensation packages and rewards for outstanding work and results, both on an annual basis and for the long-term.

Following the merger with CommerceSouth at the end of December 2003, the Executive Committee (hereafter referred to, together with the Compensation Committee, as appropriate, as the “Committee”) was required to address a significant new geographical market with regard to a number of key employees. Being guided by the provisions of a new strategic plan, the Committee sought to consolidate the existing compensation packages of BancTrust and CommerceSouth at the time of the merger into one integrated, competitive and comprehensive plan for the entire Company.

In order to accomplish this goal, the Committee engaged a regional consulting firm to work with it and give it professional advice with regard to annual compensation, annual bonus incentive plans and long term incentive plans. The Committee and its consultant, working together, developed both regional and national peer groups of similar banking companies with a view toward insuring that the Company’s key officers, many of whom are operating in highly competitive markets, are compensated for their services in a range comparable to the median range of all peer banks in the southeastern and southcentral United States. Our peer group of banks for comparison purposes is regularly reviewed as our Company grows and as some of the peer group banks are merged with other companies and are no longer comparable. This process is accomplished in consultation with our consultant.

Base Salary. Our goal is to be competitive with our total compensation program. We have utilized a salary administration program developed by BancTrust’s Human Resources Officer to assist us in our efforts. The goal of the Committee has been to establish base salaries for our executive officers in a range comparable to the median base salaries of our peer group banks. The Committee observed over the past few years that certain base salaries were generally below that median. It gradually made increases which have, for the most part, brought us to the median range with regard to most of our executive officers. The Committee has compared the Company’s base salaries at least annually to surveys furnished by our Human Resources Officer, and it has reviewed them with our compensation consultant. The Committee makes recommendations to the Board of Directors with respect to all Company officers and with respect to certain senior executive officers of the subsidiary banks and trust company. The Committee takes into consideration in making its recommendations not only peer group base salary numbers but also the performance of the Company as a whole and the individual performances of the officers under consideration. The achievement of Company goals and individualized goals are taken into account in the annual incentive bonus programs discussed below.

Annual Performance Incentive Plan. The annual performance incentive plan was revised for calendar year 2005. The plan provides for the possibility of bonuses for all officers participating in the plan based in part on the achievement of certain individualized goals set in advance by senior management and in part on the performance of BancTrust with regard to appropriate officers, and individual subsidiaries with regard to other officers. The relative weight given to each element varies for each officer. The Committee, in crafting the plan in consultation with its consultant, sought to motivate the executive officers to focus not only on their individual responsibilities but also on the Company as a whole. The amount of the bonuses is related to a percentage of base salary, with such percentages being generally higher for higher ranking officers. The base percentage is awarded for meeting all of the target goals. In some cases that percentage can be exceeded when the target goals are exceeded and can be reduced where the target goal is not met but a significant percentage of the target goal is met. The Committee reviews the annual performance incentive plan each year as the goals of the Company change from time to time.

Long Term Incentive Plan. Since 2004, the Compensation Committee and the Board of Directors have devoted considerable study to the development of a long-term incentive plan for the benefit of most senior officers. The Compensation Committee contemplates that the plan will set intermediate goals and ultimate goals to be reached by the conclusion of the plan. The Compensation Committee has considered from the beginning a five-year horizon for the plan, but no final decision has been made. In view of the delay in finalizing the plan, the Compensation Committee recommended to the Board that restricted stock awards be made in 2005 to the contemplated participants in the plan as if the plan had been in effect for the year 2004, and again recommended that restricted stock awards be made in 2006 as if the plan had been in effect for 2005. Because the Company met and exceeded the contemplated goals for the year 2004 and 2005, the Board awarded restricted stock in accordance with the Committee’s recommendations.

Options previously granted and outstanding at year-end are shown in the table entitled “Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values.”

Other Compensation. Additionally, BancTrust’s subsidiaries maintain broad-based employee benefit plans, including pension plans and 401(k) savings and profit sharing plans, as described elsewhere in this document in the section entitled “Pension Plans.” Officers of BancTrust participate in such plans on the same basis as other employees.

Chief Executive Compensation

The Committee meets to review the Chief Executive Officer’s salary, annually consults with its consulting firm and uses compensation surveys with respect to peer bank practices. Compensation of the Chief Executive Officer is determined in accordance with the same basic factors as described above for other executive officers.

The 2005 base salary increase for the Chief Executive Officer was established with a view to achieving a level of compensation in the median range of peer bank CEO’s. The Committee is empowered to recommend to the Board the Chief Executive Officer’s base salary in its discretion and without regard to particular factors. The Committee considered, however, the above referenced consultant’s report as well as the achievement by BancTrust of certain financial and strategic objectives, under Mr. Lamar’s leadership.

The 2005 bonus for the Chief Executive Officer, determined in accordance with BancTrust’s Performance Incentive Plan, was $165,161, an amount equal to approximately 40% of his 2005 salary. The CEO’s bonus was based on his meeting or exceeding the target goals specified in the Company’s annual performance incentive plan. Those goals were principally earnings and growth goals for the entire Company.

The Executive Committee met four times during 2005. Its initial meeting was devoted entirely or in substantial part to discussion of compensation matters. Thereafter, the Compensation Committee was established and assumed responsibility for executive compensation. The members of the Executive Committee during 2005 were:

Stephen G. Crawford, Chairman

James P. Hayes, Jr.

Clifton C. Inge

W. Bibb Lamar, Jr.

Harris V. Morrissette

J. Stephen Nelson

Paul D. Owens, Jr.

Dennis A. Wallace

Earl H. Weaver

The Compensation Committee met twice in 2005. The members of the Compensation Committee are as follows:

James A. Faulkner, Chairman

James P. Hayes, Jr.

Harris V. Morrissette

Dennis A. Wallace

CERTAIN TRANSACTIONS AND MATTERS

Some of the directors, executive officers and nominees for election as directors of BancTrust, as well as firms and companies with which they are associated, are and have been customers of its subsidiary banks and as such have had banking transactions, including loans and commitments to loan, with subsidiary banks during 2005. These loans and commitments to loan, including loans and commitments outstanding at any time during the period, were made in the ordinary course of business on substantially the same terms, including rates and collateral, as those prevailing at the time for comparable transactions with other persons and, in the opinion of subsidiary bank management, did not involve more than the normal risk of collectibility or present other unfavorable factors.

Chautauqua Vineyards and Winery, Inc. (“Chautauqua”) is a Florida corporation, 100% of which is owned by BancTrust Director Paul D. Owens, Jr. and his wife. Mr. Owens also serves as President of Chautauqua. Chautauqua is indebted to the Mobile Bank in the principal amount of $95,143.15 pursuant to a $225,000.00 line of credit loan made on May 2, 1995 to provide operating capital for Chautauqua. This loan bears interest at the Mobile Bank’s prime lending rate, currently 7.75%. Additionally the loan carries the personal guarantee of Mr. Owens, which is fully secured by liquid collateral. Chautauqua filed for protection under Chapter 11 of the Bankruptcy Code in July 2005. The bankruptcy filing was prompted by a lawsuit filed against Chautauqua and Mr. Owens by Chautauqua’s founding shareholders, whose equity interest was purchased by Mr. and Mrs. Owens and who claim that certain subordinated shareholder loans from Chautauqua to them are currently due and payable. Chautauqua and Mr. Owens dispute the claims asserted and contend that the alleged debt is not currently due. Because of Chautauqua’s bankruptcy filing, its line of credit from the Mobile Bank was not renewed on its maturity and therefore was, for a period of time, past due. However, the line of credit has since been renewed, and interest payments are current. Chautauqua’s plan of reorganization provides for payment in full of all trade creditors, the Mobile Bank and all secured creditors. Since January 1, 2005, the largest aggregate amount of indebtedness outstanding under the Chautauqua line of credit was $95,143.15.

Stephen G. Crawford, a director and nominee and a temporary employee and executive officer of BancTrust from August 2003 until December 31, 2004, is a member of the Hand Arendall, L.L.C. law firm, which serves as counsel for BancTrust and its subsidiaries. Broox G. Garrett, Jr., a director and nominee, is a partner in the law firm of Thompson, Garrett & Hines, L.L.P., which serves as counsel for the Mobile Bank branches in Brewton and the Trust Company.

INDEPENDENT ACCOUNTANTS

KPMG LLP served as BancTrust’s independent registered accounting firm in 2005 and has been engaged by the Audit Committee to serve as BancTrust’s independent registered accounting firm in 2006.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by KPMG for the audit of BancTrust’s Annual Financial Statements for the years ended December 31, 2005, and December 31, 2004, and fees billed for other services rendered by KPMG during those periods.

	2004	2005
Audit Fees	$505,263	$594,046
Audit Related Fees	44,507	24,160
Tax Fees	91,376	0
All Other Fees	0	105,500
Total	641,146	723,706

Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits. Audit related fees consisted primarily of registration statements, accounting consultation and benefit plan audits. Tax fees consisted principally of tax consultation and preparation of tax returns. All audit related services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services was compatible with the maintenance of KPMG’s independence.

Audit fees increased significantly from year end 2004 to year end 2005 due to the continued required compliance with the Sarbanes Oxley Act of 2002. Other fees were for services provided by KPMG related to registration statements.

KPMG will have representatives present at the annual meeting to respond to appropriate questions and to make a statement if they so desire.

OTHER MATTERS

Management currently does not know of any other matters to be presented at the meeting.

If a Proxy in the form enclosed is executed properly and is returned before the meeting, the shares represented thereby will be voted in accordance with the directions given in that Proxy. If no specific directions are given, the shares will be voted, subject to and in accordance with the provisions herein contained, “For” the Board of Directors’ nominees in the election of directors. If any other matter is presented at the meeting, the shares will be voted in accordance with the recommendations of the Board of Directors. At any time prior to its exercise, a Proxy may be revoked by written notice or a subsequently dated Proxy delivered to the Secretary of BancTrust.

Solicitation of proxies will be made initially by mail. In addition, proxies may be solicited in person or by telephone by directors, officers and other employees of BancTrust and its subsidiaries. The cost of printing, assembling and mailing this Proxy Statement and related material furnished to shareholders and all other expenses of solicitation, including the expenses of brokers, custodians, nominees and other fiduciaries who, at the request of BancTrust, mail material to or otherwise communicate with beneficial owners of shares held by them, will be borne by BancTrust.

The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum of the shareholders to take action at the meeting. Once a quorum is established, (i) directors must be elected by a majority of the votes cast; and (ii) any other action to be taken generally must be approved by votes cast in favor in excess of votes cast against. Abstentions and shares represented by “broker non-votes” (i.e., shares held by brokers or nominees which are represented at a meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted as present for purposes of determining whether there is a quorum at the meeting. Nasdaq rules provide that brokers and nominees cannot vote the shares that they hold on behalf of other people either for or against certain matters without specific instructions from the person who beneficially owns those shares. Abstentions and broker non-votes are not counted in determining the number of shares voted for or against the election of directors.

Communications Between Shareholders and the Board of Directors

Pursuant to a policy of BancTrust’s Board of Directors, shareholders wishing to communicate with BancTrust’s Board of Directors, either individually or as a group, should address correspondence in care of: Secretary, BancTrust Financial Group, Inc., 100 St. Joseph Street, Mobile, Alabama 36602. The communication will be forwarded to the individual board member or to the entire Board as appropriate.

Shareholder Proposals

Shareholder proposals intended to be submitted for consideration at the 2007 Annual Meeting of the Shareholders of BancTrust must be submitted in writing to and received by the Secretary of BancTrust not later than December 13, 2006 to be included in BancTrust’s Proxy Statement and form of Proxy relating to that meeting. The named proxies for the 2007 annual meeting will have discretionary voting authority with respect to any shareholder proposal not received in writing by February 26, 2007, and they will exercise their authority in accordance with the recommendations of BancTrust’s Board of Directors.

/s/ F. Michael Johnson
F. Michael Johnson
Executive Vice President,
CFO and Secretary

Enclosures

April 12, 2006

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APPENDIX A

BancTrust Financial Group

Charter Of The Corporate Governance & Nominating Committee

I. Purposes of the Committee

From time to time the Corporate Governance & Nominating Committee (the “Committee”) will identify individuals qualified to become Board members and recommend to the Board the individuals for nomination as members of the Board and its committees and (ii) assist the Board in establishing and maintaining effective corporate governance policies and practices, including development of corporate governance guidelines applicable to the Company for approval by the Board.

II. Membership of Corporate Governance & Nominating Committee

The Committee shall consist of a minimum of three (3) directors. Each of the members of the Committee shall be “independent” under the applicable NASDAQ listing rules. The members of the Committee shall be appointed by the Board of Directors and shall serve for such term or terms as the Board of Directors may determine and until their successors shall be duly qualified and appointed. The Chairman shall be designated by the Board.

III. Committee Meetings, Structure and Operations

The Committee shall meet as frequently as the Committee deems necessary. The operation of the Committee, including with respect to actions without meetings, notice of meetings and waiver of notice, quorums and voting requirements shall be as set forth in the Company’s Bylaws.

IV. Duties, Responsibilities and Authority of the Committee

The Committee shall have the following duties, responsibilities and authority:

•	To make recommendations to the Board from time to time as to the appropriate size of the Board and the structure and operations of the various committees of the Board.

•	To identify and review individuals believed to be qualified to become members of the Board and, subject to any provisions set forth in the Company’s Amended and Restated Articles of Incorporation or Bylaws relating to the nomination of directors, recommend to the Board the nominees to stand for election as directors at the annual meeting of shareholders of the Company or, if applicable, at a special meeting of shareholders, or to fill any vacancy on the Board. In nominating candidates, the Committee shall consider and assess issues and factors that the Committee and the Board deem appropriate, including an individual’s integrity, education, business experience, accounting and financial expertise, age, diversity, reputation, civic and community relationships, and knowledge and experience in matters impacting financial institutions such as the Company. The Committee will consider recommendations by the Company’s shareholders of qualified director candidates for possible nomination by the Board.

•	To consider matters relating to the Company’s director retirement policy and make recommendations to the Board.

A-1

•	To recommend Board committee assignments and committee chairs on all active committees of the Board, and to recommend committee members to fill vacancies on committees as necessary.

•	To assist the Board in its evaluation of the independence of the Company’s directors in accordance with applicable legal and regulatory requirements.

•	To develop and recommend to the Board a set of corporate governance policies, practices and guidelines appropriate to the Company and to review such policies, practices and guidelines at least annually and recommend changes as necessary.

•	To serve as a resource for the Board in addressing any corporate governance issues or matters that may arise.

•	To recommend to the Board an evaluation process of the Board, its committees and management, as appropriate, and provide the oversight for such process.

•	To prepare and review with the Board an annual self-evaluation of the Committee.

•	To review and reassess the adequacy of this Charter at least annually and recommend changes as necessary.

•	To perform any other duties or responsibilities expressly delegated to the Committee by the Board of directors from time to time, including as set forth in the Company’s corporate governance guidelines and code of conduct and ethics.

The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

V. Reporting of Committee Activities to the Board of Directors

The Committee shall report the information elicited by its activities to the Board of Directors and, where appropriate, its recommendations for action by the Board of Directors at their next meeting subsequent to that of the Committee. Certain action by the Committee may be similarly reported to the Board of Directors for approval, ratification, and/or confirmation.

VI. Committee Resources

In order to carry out the duties conferred upon the Committee by the Charter, the Committee is authorized to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, or other experts or consultants, as it deems appropriate, including the Company’s regular counsel, without seeking approval of management or the Board of Directors. The Company shall provide for appropriate funding, as determined by the Committee, for the payment of any such fees.

A-2

APPENDIX B

BancTrust Financial Group, Inc.

Audit Committee Charter

Purpose

On behalf of the Board of Directors, the Audit Committee’s function is to oversee the Company’s accounting and financial reporting processes and audits of the Company’s financial statements. Primary responsibility for the Company’s financial reporting and internal control structure lies with senior management, with oversight by the Board of Directors. The Audit Committee shall:

•	maintain open avenues of communication between the board of directors, management, the internal auditors, and the Independent Auditors;

•	be an informed, vigilant, and effective overseer of the Company’s internal controls and disclosure controls and procedures for financial reporting purposes;

•	have its duties and responsibilities set forth in a written charter;

•	report its activities to the full board on a regular basis;

•	comply with applicable law including Nasdaq and SEC rules and requirements of the Sarbanes Oxley Act and follow regulations established by the holding company and its affiliates’ governing regulatory agencies.

Committee Organization

The Audit Committee shall be appointed annually by the Board of Directors. The Committee shall be comprised of at least three (3) but no more than five (5) directors, each of whom shall be independent as required by Section 10A(m) of the Securities Exchange Act of 1934, any rules and regulations promulgated thereunder by the SEC, and the Rules of the National Association of Securities Dealers.

Each member of the Audit Committee shall be financially literate or become financially literate within a reasonable period of time after appointment to the Audit Committee.

Authorities and Responsibilities

The Audit Committee shall meet at least 4 times per year or more frequently as circumstances require. The Company’s Chief Financial Officer and Internal Auditor will normally be present at each meeting, as well as the company’s Independent Auditor when appropriate. During most meetings, the Committee will hold private sessions with the Internal Auditor and the Independent Auditor. The Company’s General Counsel or legal representative may also attend the Committee’s meetings to discuss legal matters which may impact the Company’s financial position.

The Audit Committee has authority to retain outside legal counsel, accountants or other advisors, when deemed necessary, without the prior permission from the Corporation’s Board of Directors or management and shall be provided the necessary resources for such purposes.

The Audit Committee shall maintain minutes and other relevant documentation of all meetings held. The Committee should report actions taken to the Board of Directors with such recommendations as the Committee may deem appropriate.

The Audit Committee shall review, at least annually, the committee’s charter and recommend any proposed changes to the Board for approval. On an ongoing basis, the Audit Committee shall perform self assessments to ensure that the Committee’s responsibilities defined in the Charter are being performed and take corrective action when necessary.

The Audit Committee shall review annually the Company’s Code of Ethics for directors, officers, and employees, approve all waivers of the Code of Ethics and Conduct for directors and officers, and ensure timely disclosure of any such waivers by the Audit Committee.

The Audit Committee’s responsibilities shall also include the following:

•	review with management and the Independent Auditor the Company’s filings with the Securities and Exchange Commission and other agencies containing the company’s financial statements, including annual (10-K) and interim reports (10-Q) and consider whether the information contained in these documents is consistent with the information contained in the financial statements;

•	review earnings press releases;

•	review of major issues presented by internal audit and external audit regarding accounting principles and financial statement presentation;

•	review of analyses prepared by management or auditors relating to financial reporting issues;

•	review of the effect of regulatory and accounting initiatives;

•	review of any financial information and earnings guidance provided to analysts and ratings agencies;

•	discuss policies with respect to risk assessment and risk management;

•	meet separately, periodically, with management, with internal auditors (or other personnel responsible for the internal audit function) and with Independent Auditors;

•	review with the Independent Auditors any audit problems or difficulties and management’s response;

•	before hiring an employee or former employee of the Independent Auditors, set clear hiring policies related to these prospective employees; and

•	report regularly to the Board of Directors.

The Audit Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters, and for the confidential, anonymous submission by Corporation employees of concerns regarding questionable accounting or auditing matters.

The Audit Committee shall disclose in the Company’s proxy statement:

•	whether the Audit Committee satisfied its Audit Committee Charter responsibilities;

•	the complete Audit Committee Charter at least once every three years;

•	that the independent auditors have discussed with the Audit Committee matters required to be discussed in Statement of Auditing Standards No. 61 including judgments used in developing financial reports;

•	that the Audit Committee has discussed the judgments in private session; and

•	that the Audit Committee recommended to the Board of Directors, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Required Processes

The Internal Auditor is ultimately responsible to the Board and the Audit Committee and shall report to the Chief Executive Officer and the Audit Committee. The Audit Committee shall select, evaluate, and replace the Internal Auditor as appropriate. The Audit Committee shall:

•	oversee and periodically review all services performed for the Internal Auditor by third parties;

•	review summaries of all significant findings in Internal Auditor’s reports as well as the resolution of such findings;

•	review the annual internal audit plans and assesses the Internal Auditor’s performance against the plan; and

•	meet privately with the Internal Auditor and his staff at regular meetings and on an as needed basis.

External Audit

The Audit Committee shall be directly responsible for the appointment, compensation, and oversight of the work of any public accounting firm employed for preparing or issuing an audit report or related work. Each such public accounting firm shall report directly to the Audit Committee. The Committee shall have the sole authority to hire, determine funding for, evaluate, and fire the Independent Auditor. The Audit Committee shall:

•	review the scope and approach of the annual audit with the Independent Auditor;

•	review the Independent Auditor’s identification of issues and business and financial risks and exposures;

•	confirm and assure the independence of the Independent Auditors on an annual basis;

•	instruct the Independent Auditor to communicate and report directly to the Audit Committee any difficulties or disputes with management; and

•	approve in advance all audit and non-audit services to be provided by the Independent Auditor which are permissible under the law.

The Audit Committee has adopted the BancTrust Financial Group Inc. Audit and Non-Audit Services, Pre-Approval Policy, which the Audit Committee shall administer.

To the extent permitted by applicable SEC rules, the Audit Committee is authorized from time to time to delegate to one or more of its members, or to establish reasonably detailed pre approval policies and procedures pursuant to which management, shall have the authority to engage permissible services from the Independent Auditors other than audit, review, and attest services, provided that all such decisions to engage any permissible non-audit service shall be reported to the full committee at its next scheduled meeting.

The Audit Committee shall not engage the independent auditors for non-audit services that would impair their independence as described in Section 210.2-01(c)(4) of SEC Regulation S-X.

APPENDIX C

BancTrust Financial Group, Inc.

Audit and Non-Audit Services, Pre-Approval Policy

Statement of Principles

As contemplated by the Sarbanes Oxley Act of 2002 (the Sarbanes Act) and related SEC rules, and as provided in the Holding Company’s Audit Committee Charter, the Audit Committee is responsible for the appointment, compensation, retention, and oversight of the work of the Company’s independent auditor. In connection with such responsibilities, the Audit Committee is required to pre-approve the audit and non-audit services performed by the Company’s independent auditor. As part of the pre-approval process, the Audit Committee shall consider whether the services to be performed by the auditor are consistent with the SEC’s rules on auditor independence.

The Audit Committee shall pre-approve, by resolution, the type and amount of Audit, Audit-related, Tax, and All Other services to be performed by the Company’s independent auditor. The term of such pre-approval is 12 months from the date of pre-approval, unless otherwise specified in such resolutions. The Audit Committee approves its pre-approval resolutions at least annually and modifies the types and amounts of services as it determines in its discretion.

Delegation

As contemplated by the Sarbanes Act and applicable SEC rules, the Audit Committee hereby delegates to the Chairman of the Audit Committee the authority to approve the engagement of the independent auditor to provide non-audit services as permitted by the Sarbanes Act, to the extent that such non-audit services are not pre-approved as set forth in this Policy and if such engagement is less than $10,000. The Chairman shall report, for informational purposes only, any pre-approval of non audit services under the approved pre-approval policy at its next scheduled meeting.

Audit Services

The annual audit services engagement terms and fees will be subject to the specific pre-approval of the entire Audit Committee. Audit services include the annual financial statement audit (including required quarterly reviews), subsidiary audits, equity investment audits and other procedures required to be performed by the independent auditor to be able to form an opinion on the Company’s consolidated financial statements. These other procedures include information systems and procedural reviews and testing performed in other areas to understand and place reliance on the systems of internal control, and consultations relating to the audit or quarterly review. Audit services also include the attestation engagement for the independent auditor’s report on management’s report on internal controls for financial reporting. The Audit Committee will monitor the audit services engagement as necessary, but no less than on a quarterly basis, and will also approve, if necessary, any changes in terms, conditions, and fees resulting from changes in audit scope, Company structure or other items.

In addition to the annual audit services engagement approved by the Audit Committee, the Audit Committee may pre-approve other audit services, which are those services that only the independent auditor reasonably can provide. Other audit services may include statutory audits or financial audits for subsidiaries or affiliates of the Company and services associated with SEC registration statements, periodic reports, and other documents filed with the SEC or other documents issued in connection with securities offerings.

Audit Related Services

Audit related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent auditor. The Audit Committee may pre-approve audit-related services, including among others, due diligence services pertaining to potential business acquisitions/dispositions; accounting consultations related to accounting; financial reporting or disclosure matters not classified as “audit services”; assistance with understanding and implementing new accounting and financial reporting guidance from rulemaking authorities; financial audits of employee benefit plans; agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting, or regulatory reporting matters; and assistance with internal control reporting requirements.

Tax Services

The Audit Committee may pre-approve those tax services that have historically been provided by the auditor, that the Audit Committee has reviewed and believes would not impair the independence of the auditor, and that are consistent with the SEC’s rules on auditor independence. The Audit Committee may consult with management or its independent advisors, including counsel, to determine that the tax planning and reporting positions are consistent with this Policy.

All Other Services

The Audit Committee may pre-approve those all other services that the Audit Committee has reviewed and believes would not impair the independence of the auditor, and that are consistent with the SEC’s rules on auditor independence.

A list of the SEC’s prohibited non-audit services is attached to this policy as Exhibit 1. The independent auditors shall not provide any of these services to the Company.

Pre Approval Fee Levels or Budgeted Amounts

Pre approval fee levels or budgeted amounts for all services to be provided by the independent auditor will be submitted to the Chief Financial Officer and shall include a description of the services to be rendered. The Chief Financial Officer will determine whether such services are included within the list of services that have been pre-approved by the Audit Committee. The Audit Committee will be informed on a periodic basis of the services rendered by the independent auditor. The Chief Financial Officer shall consult as necessary with the Chairman of the Audit Committee in determining whether any particular service has been pre-approved by the Audit Committee. The Audit Committee has designated the Chief Financial Officer to monitor the performance of all services provided by the independent auditor and to determine whether such services are in compliance with this Policy. The Chief Financial Officer will report to the Audit Committee on a periodic basis on the results of such monitoring. The Chief Financial Officer will immediately report to the Chairman of the Audit Committee any breach of this Policy that comes to the attention of the Chief Financial Officer.

Exhibit 1

Prohibited Non Audit Services

•	Bookkeeping or other services related to the accounting records or financial statements of the audit client

•	Financial information systems design and implementation

•	Appraisal or valuation services, fairness opinions or contribution in-kind reports

•	Actuarial services

•	Internal audit outsourcing services

•	Management functions

•	Human resources

•	Broker-dealer, investment adviser or investment banking services

•	Legal services

•	Expert services unrelated to the audit.

•	Any other services that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

APPENDIX D

BancTrust Financial Group, Inc.

Code of Ethics

Authority

Section 406 of the Sarbanes Oxley Act of 2002 requires a company that is subject to the reporting requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 to disclose whether or not the company has adopted a code of ethics for its senior financial officers that applies to the company’s principal financial officer and comptroller or principal accounting officer, or persons performing similar functions. The Securities and Exchange Commission and the NASDAQ require publicly traded companies to maintain a code of ethics for its executive officers, directors, and employees.

Scope

The Code of Ethics shall apply to each director, officer, and employee (the “ Employees”) of BancTrust Financial Group, Inc. (the “Company”), and its affiliates, BankTrust, Sweet Water State Bank, BankTrust (Florida), BankTrust of Alabama, BancTrust Company, Inc., BancTrust Financial Services, Inc., and any other direct or indirect subsidiary of the Company now or at any time in the future (the “Affiliates”).

Introduction

“Code of Ethics” is defined by the Sarbanes Oxley Act as a written standard that is reasonably designed to deter wrongdoing and to promote:

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	Full, fair, accurate, timely, and understandable disclosure in the periodic reports to be filed by the Company; and

•	Compliance with applicable governmental laws, rules, and regulations.

A “Code of Ethics” should also promote:

•	The prompt internal reporting to an appropriate person or persons identified in the Code of violations of the Code;

•	Full, fair, accurate, timely and understandable disclosure in other public communications made by the Company; and

•	Accountability for adherence to the Code of Ethics.

The Company requires and expects each director, officer, and employee of the Company and the Affiliates to advocate and adhere to the following principles governing their professional and ethical conduct in the fulfillment of their respective responsibilities.

CODE OF ETHICS

Honest and Ethical Conduct

Legal and Ethical Standards

The Employees of the Company and the Affiliates will adhere to the highest legal and ethical standards applicable to the business of the Company.

A.	Business will be conducted in strict observance of both the letter and the spirit of applicable law, whether local, state, federal or foreign.

B.	In all situations including those where there are no applicable legal principles, or the law is unclear or conflicting, business will be conducted in such a manner that the Company and the Affiliates will not be embarrassed if the full facts are disclosed.

C.	The integrity of our institution and people is of utmost importance. Even the appearance of legal or ethical impropriety will be avoided.

Confidential and Insider Information

Non-publicly disclosed information obtained from customers and suppliers, as well as such information generated internally with respect to customers, suppliers, employees, and the Company’s own affairs, will be safeguarded and will not be used or disclosed except in the proper conduct of our business. The Company and the Affiliates have adopted policies establishing standards for the Employees of the Company and the Affiliates in the collection, use, and security of customer information.

A.	Disclosure of confidential information within the Company will be restricted to those having a proper need for such information.

B.	The Company and the Affiliates will publicly disclose, at the earliest appropriate time, all material developments relevant to their affairs which they are required by law to disclose. Such releases will be made through the proper corporate channels and follow the rules established by any applicable regulatory agencies. In doing so, the Company and the Affiliates will avoid, where possible, compromising confidential information relative to customers, suppliers, and employees.

Misuse of Corporate Position or Property

Corporate property, services, opportunities, confidential or insider information, and corporate position, authority, or influence accruing or available to the Employees of the Company or the Affiliates on account of their affiliation with the Company and the Affiliates shall not be used for personal benefit. Such individuals should not accept gifts or other favors which may appear to influence, or in fact influence, their actions or judgment in the discharge of their duties to the Company or the Affiliates.

Personal Responsibilities

The Employees of the Company and the Affiliates should conduct their personal affairs in such fashion that their duties and responsibilities to the Company and the Affiliates are not jeopardized, and ethical and/or legal questions do not arise with respect to their association or work with the Company and the Affiliates. Compliance with this Code is the responsibility of every director, officer, and employee, both with regard to their own affairs and with respect to reporting any possible violations of which they may become aware.

A.	Conflicts of interest should be avoided. A possible conflict of interest exists whenever directors, officers, employees, or members of their immediate families have an interest, direct or indirect, in an entity or matter which may influence a decision or recommendation they may have to make in the discharge of their responsibilities to the Company and the Affiliates. In the event a possible conflict does arise, its nature and extent should be fully disclosed immediately to the Chief Executive Officer of the Company, or, if he or she is not available, to another executive officer of the Company.

B.	Community and political activities are encouraged provided participation is accomplished in a legal manner, does not interfere with the discharge of work, duties or responsibilities owed the Company or the Affiliates, and is done in a manner clearly indicating the director, officer, or employee does not speak or act for the Company or the Affiliates.

C.	Corporate directorships, election or appointment to public office, commissions, boards, etc., may not be accepted by an officer or employee without prior approval of the Chief Executive Officer of the Company.

D.	Personal and financial affairs of Employees are expected to be conducted on a sound, moral, ethical, and legal basis.

E.	Officers and employees should be familiar with the provisions of the “General Statement of Personal Guidelines” included in the comprehensive Personnel Policies and Procedures of the Company and the Affiliates.

Intracorporate Relationships

Each director, officer, and employee has an important contribution to make to the Company’s overall objective of providing high quality financial services to customers at a reasonable profit in an ethical, competent, and professional manner. To accomplish this objective, it is imperative that we not only deal fairly and honestly with our customers, suppliers, auditors, attorneys, shareholders, and the public at large, but also in our relations with each other, both as individuals and as entities.

Reporting Requirements

The Securities Exchange Act of 1934 empowers the Securities and Exchange Commission to require periodic reporting of information by companies with publicly traded securities. Sections 302 and 906 of the Sarbanes Oxley Act require the principal executive and financial officers of a company filing periodic reports to certify in each quarterly and annual report, among other things, that the report does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which such statements were made, not misleading, and the financial statements, and other financial information included in the report, fairly present in all material respects the financial condition and results of operations of the Company and the Affiliates. The Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, and any employee acting in that capacity are responsible for the full, fair, accurate, timely and understandable disclosure of financial reporting. It is the responsibility of the Employees of the Company and the Affiliates, regardless of position, to assist in any way possible in assuring that the financial information presented for the Company and the Affiliates, certified by the principal executive and financial officers, is fully, fairly, accurately, timely, and understandably reported.

The Sarbanes Oxley Act of 2002 and resulting rules of the Securities and Exchange Commission and NASDAQ require the Company to disclose whether it has a Code of Ethics applicable to certain officers, namely, the Chief Executive Officer, the Chief Financial Officer, the principal accounting officer, and anyone acting in that capacity, regardless of title. This Code is intended to comply with these requirements and be applicable to all officers, employees, and directors of the Company and the Affiliates.

Governmental Laws, Rules, and Regulations

The Employees of the Company and the Affiliates should follow the rules established by applicable governmental laws and regulations. The Employees of the Company and the Affiliates should adhere to the regulations set forth by the appropriate regulatory body included but not limited to The Securities and Exchange Commission, The Board of Governors of the Federal Reserve, The Federal Deposit Insurance Corporation, The Alabama State Banking Department and the Florida Office of Financial Regulation.

Administration

The Sarbanes Oxley Act of 2002 requires the Audit Committee of all publicly traded companies to:

A.	Establish procedures for receiving, retaining, and handling complaints to the company regarding accounting, internal accounting controls, or auditing matters; and

B.	Establish a means for employees of the company to submit confidential and anonymous reports regarding questionable accounting or auditing matters.

The Audit Committee and Board of Directors of the Company and the Affiliates expect the Employees to follow the established Code of Ethics and to report the Company’s financial information, and follow its accounting and auditing practices in a reliable and accurate manner. Every Employee of the Company and the Affiliates is responsible for reporting deviations from the Code of Ethics, irregularities, or suspicious activities. While normal channels of communication and reporting exist within the Company and the Affiliates, Employees who are not comfortable reporting deviations from this Code, irregularities or suspicious activities through the normal channels are encouraged to report the information directly to the Chairman of the Company’s Audit Committee. The Audit Committee has adopted a separate policy establishing the procedures whereby Employees may report irregularities or suspicious activities anonymously to the Chairman of the Company’s Audit Committee.

Amendments and Waivers

Requested amendments to the Code of Ethics should be submitted in writing for approval by the Audit Committee of the Company and ratification by the Board of Directors of the Company.

Requested waivers from the Code of Ethics should be submitted in writing for approval by the Audit Committee of the Company and ratification by the Board of Directors of the Company.

Material violations of the Code of Ethics should be brought to the immediate attention of the Chief Executive Officer of the Company, the Company’s Auditor, or its Audit Committee.

The Company is required to disclose material departures from its Code of Ethics and amendments to its Code of Ethics within five (5) business days after it amends or waives a requirement of its Code of Ethics. The disclosure of amendments or waivers shall be made available on the company’s web site, www.banctrustfinancialgroupinc.com.

Administering the Code of Ethics is the responsibility of the Human Resources Manager, with assistance provided as follows:

A.	Where any doubt exists, interpretation and clarification as to the applicability of this Code to a particular situation should be sought from the Chief Executive Officer or Human Resources Manager of the Company, or the Chairman of the Company’s Audit Committee.

B.	All amendments to this Code will be first approved by the Audit Committee. The Human Resources Manager, in consultation with General Counsel of the Company, from time to time may issue interpretations, guidelines, and relevant materials, as appropriate.

C.	All departures from the Code of Ethics should be reported to the Human Resources Manager or Chief Executive Officer of the Company, or the Chairman of the Company’s Audit Committee.

BANCTRUST FINANCIAL GROUP, INC.

Proxy for Annual Meeting of Shareholders, May 11, 2006

Solicited by the Board of Directors

KNOW ALL MEN BY THESE PRESENTS that I, the undersigned shareholder of BancTrust Financial Group, Inc., do hereby nominate, constitute and appoint Dan Britton and Robert B. Doyle, III, and each of them, with full power to act alone, my true and lawful attorneys and proxies, with full power of substitution, for me and in my name, place, and stead, to vote all of the Common Stock of BancTrust Financial Group, Inc. standing in my name on its books on March 17, 2006, at the Annual Meeting of its shareholders to be held at 100 Saint Joseph St., Mobile, Alabama, on May 11, 2006, at 10:00 a.m. CDT, and at any adjournment thereof, with all powers that the undersigned would possess if personally present, conferring upon my said attorneys and proxies all discretionary authority permitted by applicable law and regulations, as follows:

1.	Election of Directors

☐	FOR all nominees listed below (except As marked to the contrary below)	☐ AGAINST all nominees listed below

Stephen G. Crawford, David C. De Laney, Robert M. Dixon, Jr., Greg B. Faison, James A. Faulkner, Broox G. Garrett, Jr., W. Dwight Harrigan, James P. Hayes, Jr., W. Bibb Lamar, Jr., John H. Lewis, Jr., Harris V. Morrissette, J. Stephen Nelson, Paul D. Owens, Jr., Dennis A. Wallace, and Earl H. Weaver.

(Instructions: To withhold your note for any nominee, write that nominee’s name in the space provided below.)

(Continued and to be signed on the other side)

2.	Other Business. Transaction of such other business as may be brought before the meeting of any adjournment thereof. Management currently knows of no other business to be presented.

If properly executed and returned, the shares represented by the Proxy will be voted in accordance with the directions given herein. If no specific directions are given, the shares will be voted, subject to an in accordance with the provisions contained in the Board of Directors’ Proxy Statement dated April 12, 2006, “FOR” the Board’s nominees in the Election of Directors. If any other business is presented at the meeting the shares will be voted in accordance with the recommendations of the Board of Directors.

This proxy may be revoked at any time prior to its exercise by delivery of written notice or a subsequently dated Proxy to the Secretary of BancTrust Financial Group, Inc.

Please date, sign, and mail this Proxy in the envelope provided.

Postage is not necessary if mailed in the United States.

Number of Shares
	DATED:	, 2006

SIGNED:

(Please sign exactly as the name appears hereon. If stock is held in the names of joint owners, each should sign. Attorneys, Executors, Administrators, etc. should so indicate.)